Exhibit 22.3

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class	CLASS A

Holder Account Number

Intermediary

– - –

Fold

NON-REGISTERED (BENEFICIAL) HOLDERS

Notes to VIF:

1.

We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the Meeting and vote in person, your securities can be voted only by Management of Magna International Inc., as proxy holder of the registered holder, in accordance with your instructions.

2.

We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your specific voting instructions. In order for these securities to be voted at the Meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.

If you wish to attend the Meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the Meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).

4.

This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed by Management to you.

6.

When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting.

7.

This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the Meeting or any adjournment thereof.

8.

Should you wish to receive a legal form of proxy, please write to Computershare at the above address indicated and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the documentation provided by Management including any cut-off time for receipt.

9.	Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10.	By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.	– - – Fold

11.	If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12.	This VIF should be read in conjunction with the accompanying documentation provided by Management.

VIFs submitted must be received by 10:00 a.m. (Toronto Time) on Tuesday May 8, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof. • Return this VIF in the envelope provided	• Complete, sign and date the reverse hereof. • Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF.

Instead of mailing this VIF, you may choose one of the three other voting methods outlined below to vote this VIF. Have this VIF in hand if you call.

If you vote by Telephone or the Internet, DO NOT mail back this VIF.

To vote by Telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

00FZ0F

+	+

Appointee(s)

The undersigned non-registered (beneficial) holder of Magna International Inc. (the “Corporation”) hereby appoints Frank Stronach, or failing him Donald J. Walker, or failing him Siegfried Wolf	OR	Print the name of the person you are appointing if this person is someone other than the Management appointee(s) (see instructions 3 and 8 on reverse).

1. Election of Directors The nominees proposed by Management are:

01. Michael D. Harris; 02. Louis E. Lataif; 03. Klaus Mangold; 04. Donald Resnick; 05. Frank Stronach;

06. Franz Vranitzky; 07. Donald J. Walker; 08. Siegfried Wolf; 09. Lawrence D. Worrall.

– - –

Fold

Vote FOR all nominees listed above.

Vote FOR all nominees listed above other than:	Please specify the name of the individual(s):

WITHHOLD vote for all nominees listed above:

2. Appointment of Auditors

Re-appointment of Ernst & Young LLP as the independent Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors, and authorization of the Audit Committee to fix the independent Auditor’s remuneration.

Vote For	Withhold Vote For

3. Amendment of the Corporation’s stock option plan

Approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan.	Vote For	Vote Against

Signature(s)/Authorized Officer(s) - Sign Here - This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the election of the Management nominees listed in Item 1, FOR the appointment of the independent Auditor and authorization of the Audit Committee to fix the independent Auditor’s remuneration in Item 2 and FOR the approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan in Item 3 (see above).

– - – Fold

Signature(s)

Date

Financial Statements / Reports Request	Interim Financial Statements	Annual Reports

In accordance with securities regulations, shareholders may elect annually to receive financial statements and/or certain reports, if they so request. If you wish to receive such mailings, please mark your selection.

Mark this box if you WOULD like to receive interim financial statements along with the related management’s discussion and analysis by mail. You may also register online to receive financial statements along with the related management’s discussion and analysis at www.computershare.com/mailinglist

Mark this box if you WOULD like to receive the Annual Report (including financial statements and the related management’s discussion and analysis) by mail. You may also register online to receive annual reports at www.computershare.com/ca/mailinglist

If you do not mark the box, or do not return this VIF or register online, then it will be assumed you do NOT want to receive financial statements and annual reports.

A R 1	M G C Q	+

00FZ1F

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class	CLASS B

Holder Account Number

Intermediary

– - –

Fold

NON-REGISTERED (BENEFICIAL) HOLDERS

Notes to VIF:

1.

We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the Meeting and vote in person, your securities can be voted only by Management of Magna International Inc., as proxy holder of the registered holder, in accordance with your instructions.

2.

We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your specific voting instructions. In order for these securities to be voted at the Meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.

If you wish to attend the Meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the Meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).

4.

This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed by Management to you.

6.

When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting.

7.

This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the Meeting or any adjournment thereof.

8.

Should you wish to receive a legal form of proxy, please write to Computershare at the above address indicated and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the documentation provided by Management including any cut-off time for receipt.

9.	Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10.	By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.	– - – Fold

11.	If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12.	This VIF should be read in conjunction with the accompanying documentation provided by Management.

VIFs submitted must be received by 10:00 a.m. (Toronto Time) on Tuesday May 8, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call. 1- 866- 732- VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof. • Return this VIF in the envelope provided	• Complete, sign and date the reverse hereof. • Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF.

Instead of mailing this VIF, you may choose one of the three other voting methods outlined below to vote this VIF. Have this VIF in hand if you call.

If you vote by Telephone or the Internet, DO NOT mail back this VIF.

To vote by Telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

00G4EA

+	+

Appointee(s)

The undersigned non-registered (beneficial) holder of Magna International Inc. (the “Corporation”) hereby appoints Frank Stronach, or failing him Donald J. Walker, or failing him Siegfried Wolf	OR	Print the name of the person you are appointing if this person is someone other than the Management appointee(s) (see instructions 3 and 8 on reverse).

1. Election of Directors The nominees proposed by Management are:

01. Michael D. Harris; 02. Louis E. Lataif; 03. Klaus Mangold; 04. Donald Resnick; 05. Frank Stronach;

06. Franz Vranitzky; 07. Donald J. Walker; 08. Siegfried Wolf; 09. Lawrence D. Worrall.

------

Fold

Vote FOR all nominees listed above.

Vote FOR all nominees listed above other than:	Please specify the name of the individual(s):

WITHHOLD vote for all nominees listed above:

2. Appointment of Auditors

Re-appointment of Ernst & Young LLP as the independent Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors, and authorization of the Audit Committee to fix the independent Auditor’s remuneration.

Vote For	Withhold Vote For

3. Amendment of the Corporation’s stock option plan

Approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan.	Vote For	Vote Against

Signature(s)/Authorized Officer(s) - Sign Here - This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the election of the Management nominees listed in Item 1, FOR the appointment of the independent Auditor and authorization of the Audit Committee to fix the independent Auditor’s remuneration in Item 2 and FOR the approval of the ordinary resolution authorizing the amendment of the Corporation’s stock option plan in Item 3 (see above).

– - – Fold

Signature(s)

Date

Financial Statements / Reports Request	Interim Financial Statements	Annual Reports

In accordance with securities regulations, shareholders may elect annually to receive financial statements and/or certain reports, if they so request. If you wish to receive such mailings, please mark your selection.

Mark this box if you WOULD like to receive interim financial statements along with the related management’s discussion and analysis by mail. You may also register online to receive financial statements along with the related management’s discussion and analysis at www.computershare.com/mailinglist

Mark this box if you WOULD like to receive the Annual Report (including financial statements and the related management’s discussion and analysis) by mail. You may also register online to receive annual reports at www.computershare.com/ca/mailinglist

If you do not mark the box, or do not return this VIF or register online, then it will be assumed you do NOT want to receive financial statements and annual reports.

A R 1	M G C Q	+

00G4FA